UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2023

AMERGENT HOSPITALITY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56160	84-4842958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Post Office Box 470695

Charlotte, NC

28247

(Address of principal executive office) (zip code)

(Former address of principal executive offices) (zip code)

(704) 366-5122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 17, 2023, Amergent Hospitality Group Inc., a Delaware corporation (“Amergent” or the “company”), through its wholly owned subsidiary, I10/I20 Cuisine, LLC, closed on an asset purchase agreement (“Agreement”) with Boudreaux’s Cajun Kitchen, Inc. to acquire the Houston, Texas based brand and its four restaurant locations, for an aggregate purchase price of $3,750,00. The company previously remitted a $250,000 deposit applicable to the purchase price at signing. Of the remaining balance paid at closing, $1,000,000 was paid in cash and $2,500,000 was paid in the form of a convertible promissory note.

Boudreaux’s will pay Mastodon Ventures, Inc., an affiliate of Oz Rey, LLC, an aggregate fee of $250,000 in connection with the transaction. Oz Rey, LLC is the holder of the company’s 10% secured convertible debenture.

The Note accrues interest at a rate of 6.0% per annum and will be secured by the acquired assets. The Note mature two years from closing, provided $1,250,000 of the principal balance of the Note is due and payable in July 2023. The Note may be converted, at the option of the holder, into shares of common stock of the company at a conversion price of $0.50. The Note includes customary events of default, and in the event of default, accelerates automatically. The Note may be prepaid in whole or in part at any time, without premium or penalty.

Each of the parties has made customary representations and warranties and covenants in the Agreement. The closing is subject to certain conditions, including, among others, the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under Agreement Both parties are obligated, subject to certain limitations, to indemnify the other under the Agreement for certain customary and other specified matters, including breaches of representations and warranties, breaches of covenants and for certain liabilities and third-party claims. The Agreement contemplates the execution of certain ancillary agreements between the parties (or their respective affiliates), including but not limited to a security agreement, guaranty, transition services agreement and temporary concession and management agreement.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be attached to the company’s quarterly report on Form 10Q for the period ending March 31, 2023.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to the Agreement and as described in Item 1.01 above, the company has agreed to issue to the seller the Note. The offer and sale of the foregoing Note is being made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023

Amergent Hospitality Group Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer